CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated December 12, 2008 on the financial statement of SGM Hard Asset Fund, (the "Fund"), a series of the SGM Funds as of December 12, 2008 and for the periods indicated therein and to all references to our firm in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment to the SGM Funds Registration Statement on Form N-1A.

Abington, Pennsylvania

February 6, 2009